UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2020 (March 11, 2020)

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1088 Sansome Street

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock	PEGI	Nasdaq Global Select Market
Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

As previously disclosed, Pattern Energy Group Inc., a Delaware corporation (“Pattern Energy” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 3, 2019, with Pacific US Inc., a Delaware corporation (“Parent”), and Pacific Bidco US Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). On March 16, 2020 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). Parent is an affiliate of Canada Pension Plan Investment Board.

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 3 to Second Amended and Restated Credit and Guaranty Agreement

On March 11, 2020, certain subsidiaries of Pattern Energy entered into Amendment No. 3 (the “Amendment”) to that certain Second Amended and Restated Credit and Guaranty Agreement dated as of November 21, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among Pattern US Finance Company LLC (“US Borrower”), Pattern Canada Finance Company ULC (together with US Borrower, the “Borrowers”), Royal Bank of Canada (acting through its New York Branch), as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used in this Item 1.01 and not otherwise defined under this Item 1.01 shall have the meanings assigned to such terms in the Credit Agreement.

The Amendment includes certain amendments to the Credit Agreement that became effective as of March 11, 2020, which, among other things, (i) permit the Borrowers, at their option, to substitute Pattern Canada Operations Holdings ULC with a new holding company formed under the laws of the Netherlands, Luxembourg, the Cayman Islands or another jurisdiction reasonably acceptable to the Administrative Agent, (ii) following a permitted transfer of the Company’s Japanese subsidiaries into a newly-formed holding company organized under the laws of Japan, permit certain specified cash flow of such newly-formed Japanese holding company to be included in Available Cash for so long as such holding company guarantees the obligations under the Credit Agreement and (iii) provide greater flexibility to Pattern Energy in respect of the asset sale mandatory prepayment provisions, intercompany investment provisions, transactions with affiliates covenant and LIBOR replacement provisions, along with other amendments intended to provide the Company and its subsidiaries with greater operational flexibility.

The Amendment also contains a series of modifications to address the Merger, which became effective as of the Closing Date. These amendments, among other things, (i) revise the definition of “Change of Control” to permit the Merger and reflect Pattern Energy’s status as a private company, (ii) limit the conditionality for revolving loans and/or issuances of letters of credit on the Closing Date and for certain other purposes, (iii) provide for further restricted payment capacity, (iv) provide the option to deliver financial statements to lenders at the level of a joint holding company of the Borrowers and (v) provide the Company and its subsidiaries with greater operational flexibility.

A copy of the Amendment is attached hereto as Exhibit 1.1, and is incorporated by reference herein. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Supplemental Indentures

On March 16, 2020, in connection with the Merger, the Company, Pattern US Finance Company LLC (the “Guarantor”), Pattern Energy Operations LP (the “Co-Obligor”) and Deutsche Bank Trust Company Americas (the “Trustee”) entered into (i) the First Supplemental Indenture (the “2020 Notes Supplemental Indenture”) to that certain indenture, dated as of July 28, 2015 (the “2015 Indenture”), governing the Company’s 4.00% Convertible Senior Notes due 2020 (the “2020 Notes”), and (ii) the First Supplemental Indenture (the “2024 Notes Supplemental Indenture” and, together with the 2020 Notes Supplemental Indenture, the “Supplemental Indentures”) to that certain indenture, dated as of January 25, 2017 (the “2017 Indenture” and, together with the 2015 Indenture, the “Indentures”), governing the Company’s 5.875% Senior Notes due 2024 (the “2024 Notes” and, together with the 2020 Notes, the “Notes”). Pursuant to the Supplemental Indentures, the Co-Obligor has, jointly and severally with the Company, assumed liability under each Indenture for (x) the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Notes under such Indenture (and, in the case of the 2020 Notes, amounts due upon conversion) and (y) the due and punctual performance and observance of all of the covenants and conditions of the applicable Indenture to be performed by the Company.

In addition, the 2020 Notes Supplemental Indenture amends the 2015 Indenture to provide that upon consummation of the Merger, the right to convert the 2020 Notes into the Company’s Class A common stock, par value $0.01 per share, was changed to a right to convert the 2020 Notes solely into “Reference Property” consisting of cash.

The foregoing description of the Supplemental Indentures is qualified in its entirety by reference to the full text of such Supplemental Indentures, copies of which are filed hereto as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The consummation of the Merger constitutes a Share Exchange Event, a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the 2015 Indenture) under the 2015 Indenture. The effective date of each of the Share Exchange Event, the Fundamental Change and the Make-Whole Fundamental Change is March 16, 2020, the date of the consummation of the Merger. As a result of the Fundamental Change, each holder of the 2020 Notes will have the right to require the Company to repurchase its 2020 Notes. In addition, as a result of the Make-Whole Fundamental Change, holders of the 2020 Notes who convert their 2020 Notes at any time beginning on March 16, 2020, the effective date of the Make-Whole Fundamental Change, and ending at 5:00 p.m., New York City time, on April 8, 2020, the business day immediately preceding the Fundamental Change Repurchase Date, will be entitled to convert their 2020 Notes at an increased conversion rate as described below.

Pursuant to the 2015 Indenture, on April 9, 2020 (the “Fundamental Change Repurchase Date”), each holder of the 2020 Notes has the right, at the holder’s option, to require the Company to purchase for cash all of such holder’s 2020 Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the Fundamental Change Repurchase Date, in accordance with and subject to the satisfaction by the holder of the requirements set forth in Section 15.02 of the 2015 Indenture, at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of such 2020 Notes, plus any accrued and unpaid interest thereon, to, but excluding, the Fundamental Change Repurchase Date. The Fundamental Change Repurchase Price equals $1,009.33 per $1,000 principal amount of the 2020 Notes validly surrendered for purchase and not validly withdrawn. In order to exercise the right to require the Company to repurchase a holder’s 2020 Notes, the holder must surrender such 2020 Notes on or prior to 5:00 p.m., New York City time, on April 8, 2020, the business day immediately preceding the Fundamental Change Repurchase Date.

In accordance with Section 14.07 of the 2015 Indenture and Section 2.01 of the 2020 Notes Supplemental Indenture, holders who surrender their 2020 Notes for conversion from and after the effective time of the Merger will receive cash in an amount equal to the Conversion Rate in effect on the Conversion Date (each as defined in the 2015 Indenture), multiplied by the Merger price of $26.75 per share, and will not receive any shares of the Company’s common stock. Because the consummation of the Merger constitutes a Make-Whole Fundamental Change, the Conversion Rate for the 2020 Notes surrendered for conversion any time beginning on March 16, 2020, the effective date of the Make-Whole Fundamental Change, until 5:00 p.m. New York City time on April 8, 2020, the business day immediately preceding the Fundamental Change Repurchase Date, will be temporarily increased, from 36.7355 to 38.1393, for a cash payment of $1,020.23 per $1,000 principal amount of the 2020 Notes surrendered for conversion during that period.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1

Amendment No. 3 to Second Amended and Restated Credit and Guaranty Agreement, dated as of March 11, 2020, among Pattern US Finance Company LLC and Pattern Canada Finance Company ULC, as Borrowers, Royal Bank of Canada (acting through its New York Branch), as Administrative Agent and the other parties party thereto.

4.1

First Supplemental Indenture, dated as of March 16, 2020, between Pattern Energy Group Inc., Pattern US Finance Company LLC, Pattern Energy Operations LP and Deutsche Bank Trust Company Americas, as trustee, to that certain indenture, dated as of July 28, 2015, governing Pattern Energy Group Inc.’s 4.00% Convertible Senior Notes due 2020.

4.2

First Supplemental Indenture, dated as of March 16, 2020, between Pattern Energy Group Inc., Pattern US Finance Company LLC, Pattern Energy Operations LP and Deutsche Bank Trust Company Americas, as trustee, to that certain indenture, dated as of January 25, 2017, governing Pattern Energy Group Inc.’s 5.875% Senior Notes due 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2020

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name:	Kim H. Liou
Title:	General Counsel and Secretary

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